Exhibit 99.2

13215 Bee Cave Parkway. Suite B-300, Austin, Texas 78738 Telephone: 512-538-2300 Fax: 512-538-2333

PRESS RELEASE

Summit Hotel Properties, Inc. Prices Public Offering
of 1.50% Convertible Senior Notes Due 2026

Austin, TX, January 8, 2021 – Summit Hotel Properties, Inc. (NYSE: INN) (the “Company”) today announced the pricing on January 7, 2021 of an underwritten public offering of $250,000,000 aggregate principal amount of its 1.50% Convertible Senior Notes due 2026 (the “Notes”). The offering is expected to close on January 12, 2021 and is subject to customary closing conditions. The Company has granted the underwriters a 13-day option to purchase up to an additional $37.5 million aggregate principal amount of the Notes solely to cover over-allotments, if any.

The Notes will be the Company's senior unsecured obligations and will rank equally with all of its existing and future unsecured debt that is not subordinated, senior to any future subordinated debt and junior to all existing and future debt and preferred equity of the Company’s subsidiaries. The Notes will pay interest semiannually at a rate of 1.50% per annum and will mature on February 15, 2026, unless earlier converted, purchased or redeemed. The Notes will have an initial conversion rate of 83.4028 per $1,000 principal amount of the Notes (equivalent to a conversion price of approximately $11.99 per share of the Company’s common stock, $0.01 par value per share (the “Common Stock”), and a conversion premium of approximately 37.5% based on the closing price of $8.72 per share of Common Stock on January 7, 2021). The initial conversion rate of the Notes is subject to adjustment upon the occurrence of certain events, but will not be adjusted for any accrued and unpaid interest. Prior to August 15, 2025, the Notes will be convertible only upon certain circumstances and during certain periods, and thereafter will be convertible at any time prior to the close of business on the second scheduled trading day prior to maturity of the Notes. Upon conversion, holders will receive cash, Common Stock or a combination thereof at the Company's election.

BofA Securities and Deutsche Bank Securities are the joint book-running managers of the offering. KeyBanc Capital Markets, Regions Securities LLC and US Bancorp are the senior co-managers and Capital One Securities, PNC Capital Markets LLC, Raymond James, BMO Capital Markets, RBC Capital Markets, Baird and Bancroft Capital are the co-managers.

In connection with the pricing of the Notes, the Company entered into privately negotiated capped call transactions with certain of the underwriters or their respective affiliates and another financial institution (the “Option Counterparties”). The capped call transactions cover, subject to customary adjustments, the number of shares of Common Stock underlying the Notes. The capped call transactions are generally expected to reduce the potential dilution to the Common Stock upon any conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of such converted Notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the capped call transactions will initially be $15.26, which represents a premium of 75.0% over the last reported sale price of the Common Stock on the New York Stock Exchange on January 7, 2021, and is subject to certain adjustments under the terms of the capped call transactions.

In connection with establishing their initial hedges of the capped call transactions, the Option Counterparties or their respective affiliates expect to purchase Common Stock and/or enter into various derivative transactions with respect to the Common Stock concurrently with or shortly after the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of the Common Stock or the Notes at that time.

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In addition, the Option Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Common Stock and/or purchasing or selling shares of Common Stock or other securities of the Company in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so following any conversion, purchase, or redemption of the Notes, to the extent the Company exercises the relevant election under the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of the Common Stock or the Notes, which could affect the ability of holders to convert the Notes. To the extent the activity occurs during any observation period related to a conversion of the Notes, it could also affect the number of shares of Common Stock and value of the consideration that holders will receive upon conversion of the Notes.

The Company intends to use a portion of the net proceeds from the offering of the Notes to pay the cost of the capped call transactions. If the underwriters exercise their over-allotment option to purchase additional Notes, the Company expects to use a portion of the net proceeds from the sale of such additional Notes to enter into additional capped call transactions. The Company will contribute the remaining net proceeds to its operating partnership. The operating partnership will use the remaining net proceeds to reduce its outstanding indebtedness, including amounts outstanding under the Company’s senior unsecured revolving credit facility and term loans.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The Notes will be issued under the Company's currently effective shelf registration statement filed with the Securities and Exchange Commission. Copies of the final prospectus supplement (when available) and base prospectus relating to the Notes may be obtained by contacting BofA Securities, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte NC 28255-0001, Attention: Prospectus Department, email: dg.prospectus_requests@bofa.com and Deutsche Bank Securities, Attention: Prospectus Group, 60 Wall Street, New York, NY 10005-2836, by email to prospectus.cpdg@db.com, or by telephone at (800) 503-4611.

About Summit Hotel Properties, Inc.

Summit Hotel Properties, Inc. is a publicly traded real estate investment trust focused on owning premium-branded hotels with efficient operating models primarily in the Upscale segment of the lodging industry. As of January 8, 2021, the Company's portfolio consisted of 72 hotels, 67 of which were wholly owned, with a total of 11,288 guestrooms located in 23 states.

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This press release contains statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company's control, which could cause actual results to differ materially from such statements. For example, the fact that the offering has priced may imply that the offering will close, but the closing is subject to conditions customary in transactions of this type and may be delayed or may not occur at all. In addition, the fact that the underwriters have an over-allotment option may imply that this option will be exercised. However, the underwriters are not under any obligation to exercise this option, or any portion of it, and may not do so. Investors should not place undue reliance upon forward-looking statements.

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